EXHIBIT 99.1

GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 $961MM NEW ISSUE CMBS
Lead-Mgrs:    Banc of America Securities LLC/Deutsche Bank Securities
Co-Managers:  Citigroup/JPMorgan/Merrill Lynch & Co. ($30mm A4 retention each)

Rating Agencies:  Fitch, Moodys, DBRS

      Public Bonds
         Approx
          Size          Rating          Credit            Principal
Class    (Face)       (F/M/DBRS)        Support    WAL     Win (mo)
-----  -----------    -----------      --------   -----   ---------
A-1    109,879,000    AAA/Aaa/AAA       15.500%   3.500     1-60
A-2     97,051,000    AAA/Aaa/AAA       15.500%   5.900     60-81
A-3     75,000,000    AAA/Aaa/AAA       15.500%   7.990     81-113
A-4    578,704,000    AAA/Aaa/AAA       15.500%   9.730     113-119
B       41,528,000     AA/Aa2/AA        12.500%   9.880     119-119
C       17,303,000  AA-/Aa3/AA(low)     11.250%   9.880     119-119
D       25,955,000      A/A2/A           9.375%   9.880     119-119
E       15,573,000    A-/A3/A(low)       8.250%   9.880     119-119

Collateral:           121 Loans/293 Properties
-Loan Sellers:        General Electric Capital Corporation, Bank of
America,N.A.,

                      German American Capital Corporation
-Property Types:      Ret 34.9%,Multi 21.6%, Off 17.6%, MH 8.0%, Mixed 7.6%,
                      SS 6.1%, Indus 3.8%, Hotel 0.4%

-Geographic:          CA:19.1% (No. CA:10.6%, So. CA:8.5%), TX:13.7%, VA:13%,
                      NY:10.2%, NJ:8.9%, FL:5.8%, NC:5.0%, No Others >5%

-DSCR/LTV             1.50x/69.2%
-Inves. Grade Loans:  Four loans for 16.5% of UPB
-Top 10 Loans:        35.5% of the pool, DSCR: 1.65x, LTV: 65.5%

                                              Shadow
-Top 3 Trust Assets         DSCR     LTV      Ratings        %UPB
                                            (M/F/DBRS/S)
  Tysons Corner Cntr.       1.88x    52.3%  Aa3/AA/AAA/AAA   6.9%
  Pacific Place             2.19x    46.8%   Baa2/A/A/-      6.2%
  The Prince Building       1.27x    76.9%      ---          5.2%

Expected Timing
Termsheets       - Wednesday, 3/31
Reds             - Wednesday, 3/31
Launch/Price     - TBA
Settlement       - TBA

Roadshow
 -Wednesday, 3/31    NYC
 -Thursday,  4/01    NYC

 -Friday,    4/02    Boston, Hartford
 -Monday,    4/05    Chicago,Minneapolis

This message is for information purposes only, and we are not soliciting any action based upon it. The information herein is believed to be reliable but it should not be relied upon as such and is subject to change without notice. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities or in related derivatives and may have an investment banking or banking relationship with the issuer. Information herein will be superseded by information in the final prospectus. You may obtain a copy of the Prospectus and Prospectus Supplement from Scott Waynebern/Dan Rikkers (212.250.5149) or David Gertner/Manish Parwani (704.388.3621 and 704.387.5113). Such securities may not be suitable for all investors